UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): July 22, 2016

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 22, 2016, Ocean Power Technologies, Inc., a Delaware Corporation (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) and subscription agreements (each, a “Subscription Agreement”) with certain purchasers pursuant to which the Company agreed to sell (the “Offering”) an aggregate of 595,000 units of the Company (the “Units”), at a price of $6.75 per Unit, each of which consists of one share of the Company’s common stock, par value $0.001 per share, and 0.3 of a warrant (the “Warrants”) to purchase one share of the Company’s common stock. The Company expects to receive approximately $4,016,250 in gross proceeds from the Offering, before deducting placement agent fees and offering expenses payable by the Company.

The Warrants will be exercisable immediately at an exercise price of $9.36 per share. The Warrants will expire on the fifth (5th) anniversary of the initial date of issuance.

The Company expects the Offering to close on or about July 27, 2016, subject to the satisfaction of customary closing conditions. The Placement Agency Agreement provides that the Company will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the Placement Agent for payments that the Placement Agent may be required to make because of such liabilities.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the Units being issued and sold in the Offering. The Placement Agent will be paid a cash fee (the “Placement Fee”) in an aggregate amount equal to 6% of the gross cash proceeds received by the Company from the sale of the Units in the Offering. In addition to the Placement Fee to be paid by the Company, the Company has agreed to reimburse the Placement Agent for certain out-of-pocket expenses incurred in connection with the Offering, which aggregate amount of such expenses reimbursed by the Company will not exceed $50,000.

The Units will be issued pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-209517), which was initially filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2016, amended on March 18, 2016 and April 14, 2016 and was declared effective by the SEC on April 26, 2016. The Company filed a preliminary prospectus supplement for the Offering on July 21, 2016 and expects to file the final prospectus supplement for the Offering on or about July 22, 2016.

The foregoing description of the Placement Agency Agreement, the Subscription Agreements and the Warrants is not complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, the Subscription Agreements and the Warrants, the forms of which are filed hereto as Exhibits 1.1, 10.1 and 4.1 respectively, and which are incorporated by reference herein in their entirety. The Company is filing the opinion of its counsel, Cozen O’Connor P.C., relating to the legality of the issuance and sale of the Units, as Exhibit 5.1 hereto, which is incorporated by reference herein and into the registration statement.

Item 8.01. Other Events.

On July 22, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Form of Placement Agency Agreement, dated July 22, 2016, between the Company and the Placement Agent
4.1	Form of Warrant
5.1	Opinion of Cozen O’Connor P.C.
10.1	Form of Subscription Agreement, dated July 22, 2016, between the Company and the Purchasers thereto.
99.1	Press Release of Ocean Power Technologies, Inc. dated July 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: July 22, 2016	By:	/s/ Mark A. Featherstone
Mark A. Featherstone
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Placement Agency Agreement, dated July 22, 2016, between the Company and the Placement Agent
4.1	Form of Warrant
5.1	Opinion of Cozen O’Connor P.C.
10.1	Form of Subscription Agreement, dated July 22, 2016, between the Company and the Purchasers thereto.
99.1	Press Release of Ocean Power Technologies, Inc. dated July 22, 2016.